EXHIBIT 5

[PFL LIFE LOGO]            PFL Life Insurance Company
                           A Stock Company
                           Home Office located at:
                           4333 Edgewood Road N.E.,
                           Cedar Rapids, Iowa 52499
                           (Hereafter called the Company, we our or us)
                           (319)398-8511

INSURED:    JOHN DOE                   INITIAL FACE AMOUNT:     $100,000

POLICY NUMBER:    710 01 sample        POLICY DATE:    July 01, 1999

OWNER:           JOHN DOE

WE AGREE      -To pay Proceeds of this policy to the beneficiary upon receiving due proof of the Insured's death prior to the Maturity Date. THE AMOUNT OF THE DEATH BENEFIT PROCEEDS WILL INCREASE OR DECREASE DEPENDING ON THE INVESTMENT EXPERIENCE OF THE SUB-ACCOUNTS IN THE SEPARATE ACCOUNT AND ON THE DEATH BENEFIT OPTION SELECTED AS DESCRIBED IN THE DEATH BENEFIT PROVISION.
              -To pay the Proceeds of this policy to the Owner if the Insured is living on the Maturity Date. POLICY VALUES WILL INCREASE OR DECREASE IN ACCORDANCE WITH THE POLICY VALUE PROVISIONS AND THE INVESTMENT EXPERIENCE OF THE SUB-ACCOUNTS IN THE SEPARATE ACCOUNT. POLICY VALUES ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.
              -To provide you with the other rights and benefits of this policy.

               These agreements are subject to the provisions of this policy.

10 DAY RIGHT   You may cancel this policy by delivering or mailing a written request to us or to the agent from whom it was purchased. You must return the policy to us or the agent before midnight of the tenth day after the day you receive it. Your written request given by mail and return of the policy by mail are effective on being postmarked, properly addressed and postage prepaid. We must return all payments made for this policy, less any withdrawals and indebtedness, after we receive notice of cancellation and the returned policy.

                        Signed for us at our home office.

             [SIGNATURE]                                          [SIGNATURE]
              SECRETARY                                            PRESIDENT

    This policy is a legal contract between the policyowner and the Company.

                           READ YOUR POLICY CAREFULLY

              Benefits paid under the Terminal Illness Accelerated Death Benefit may be considered taxable income to you. We urge you to consult your personal tax advisor regarding matters of possible taxation.


                 FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY
                   TERMINAL ILLNESS ACCELERATED DEATH BENEFIT
        PREMIUMS PAYABLE TO MATURITY DATE OR UNTIL PRIOR DEATH OF INSURED
                   PROCEEDS PAYABLE AT DEATH OR MATURITY DATE
                                NON-PARTICIPATING
                    SOME BENEFITS REFLECT INVESTMENT RESULTS

                                   DEFINITIONS

When we use the following words, this is what we mean:

ACCOUNTS Allocation options including the Fixed Account and the Sub-accounts of the Separate Account.

AGE                      The Insured's age at the Insured's last birthday.

BENEFICIARY              The person to receive the proceeds in the event of the
                         Insured's death.

DEATH BENEFIT            Includes any Policy or Rider which provides a death
                         benefit on the Insured, excluding the supplementary rider for accidental death benefit.

FIXED ACCOUNT            Allocation option other than the Separate Account.

FUND A designated investment fund from which each Sub-account of the Separate Account will buy shares.

IMMEDIATE                A spouse, child, brother, sister, grandparent or
FAMILY                   grandchild of the Insured or Owner.

INDEBTEDNESS             All policy loans, if any, plus any accrued interest you
                         owe.

IN FORCE The period of time the Insured's life remains insured under the terms of this policy.

INSURED The person whose life is insured under this policy as shown on page 3.

INVESTMENT               The later of the Policy Date or the date the first
START DATE               premium is received at our home office.

MATURITY DATE            The first Policy Anniversary following the Insured's
                         100th birthday.

MONTHLY DATE             The same day of each month as the Policy Date.

PHYSICIAN                An individual licensed to practice medicine and treat
                         injury or illness in the state in which treatment is received and who is acting within the scope of that license. A Physician must be someone other than:
                         (a) the Insured;
                         (b) the Owner;
                         (c) a person who lives with the Insured or Owner; or
                         (d) a person who is part of the Insured's or Owner's
                             Immediate Family.

PHYSICIAN'S              A written statement acceptable to the Company and
STATEMENT                signed by a Physician which:

                         (a) gives the Physician's diagnosis of the Insured's
                             terminal medical condition; and
                         (b) states with reasonable medical certainty the
                             terminal medical condition will result in the death of the Insured within 12 months from the date of the Physician's Statement. This statement must take into consideration the ordinary and reasonable medical care, advice, and treatment available in the same or similar communities.

POLICY                   The same day and month as your policy date for each
ANNIVERSARY              succeeding year your policy remains in force.

POLICY DATE              The date coverage under this policy becomes effective
                         and the date from which policy anniversaries, policy years, and policy months are determined.

PREMIUM                  A temporary holding account into which all premiums are
SUSPENSE                 allocated prior to the  Investment Start Date. The
ACCOUNT                  Premium Suspense Account does not credit any interest
                         or investment return.

PROCEEDS The amount we are obligated to pay under the terms of this policy when your policy is surrendered or when the Insured dies. Upon Maturity the proceeds are equal to the Cash Surrender Value providing the Insured is living.

REINSTATE                To restore coverage after the policy has lapsed.

SEC                      The United States Securities and Exchange Commission.

SEPARATE                 A separate investment account shown on the Policy
ACCOUNT                  Specifications Page, which is composed of several
                         Sub-accounts established to receive and invest Net
                         Premiums under the Policy.

SPECIFIED                The amount upon which death benefits are determined.
AMOUNT                   The Initial Specified Amount is shown on page 3.

SUB-ACCOUNT              A sub-division of the Separate Account. Each
                         Sub-account invests exclusively in the shares of a specified Fund Portfolio.

TERMINAL                 A condition resulting from injury or illness which, as
CONDITION                determined by a Physician, has reduced the Insured's
                         life expectancy to not more than 12 months from the date of the Physician's Statement.

TERMINATE                The Insured's life is no longer insured under any of
                         the terms of this policy.

VALUATION DATE           Any day we are required by law to value the assets of
                         the Separate Account.

VALUATION                The period commencing at the end of one Valuation Date
PERIOD                   and continuing to the end of the next succeeding
                         Valuation Date.

WRITTEN REQUEST          A request in writing signed by you on a form agreeable
                         to us.

YOU, YOUR                The owner of this policy is as shown in the
                         application, unless subsequently changed as provided for in this policy. The owner is the Insured unless otherwise stated.

                                    PAGE 2A

                           POLICY SPECIFICATIONS PAGE

POLICY NUMBER:  710 01 SAMPLE          INSURED:   JOHN DOE

INITIAL SPECIFIED AMOUNT:  $100,000    AGE/SEX:   35 / MALE

MINIMUM SPECIFIED AMOUNT:  $100,000    POLICY DATE:  July 1, 1999

DEATH BENEFIT OPTION:      LEVEL       MATURITY DATE:  JULY 1, 2064

                                       NO LAPSE ENDING DATE:  JULY 1, 2019

                                       OWNER:    JOHN DOE

ADMINISTRATIVE CHARGE:
GUARANTEED:            $10.00      per month (all years)
CURRENT:               $10.00      per month (all years)

EXPENSE CHARGE:
GUARANTEED:            5.00%       of any premium collected (all years)
CURRENT:               5.00%       of any premium payment collected (years 1-10)
                       2.50%       of any premium payment collected (years 11+)

PARTIAL WITHDRAWAL FEE:  lesser of $25.00 or 2% of amount withdrawn

TRANSFER FEE: $25.00 for the 13th and any subsequent transfers in a policy year.

SEPARATE ACCOUNT PROVISIONS:
SEPARATE ACCOUNT:                      PFL Variable Life Account A
MORTALITY AND EXPENSE RISK CHARGE:     0.00002047 daily (0.75% annually)

Premiums are payable to Maturity Date or until prior death of the Insured. It is possible that coverage will expire prior to the Maturity Date where either no premiums are paid following payment of the Initial Premium or subsequent premiums are insufficient to continue coverage to such date. Coverage will be affected by changes in the current interest rate for the Fixed Account, Loans, Withdrawals, Administrative and Expense Charges, and Cost of Insurance in addition to the investment experience of the Sub-accounts of the Separate Account.

If the insured is living on the Maturity Date, we will pay the Proceeds equal to the Cash Surrender Value, if any, to you.

THE TAX STATUS OF THIS POLICY MAY CHANGE. WE URGE YOU TO CONSULT YOUR PERSONAL TAX ADVISOR EACH YEAR REGARDING MATTERS OF POSSIBLE TAXATION.

                             PREMIUM CLASS: TOBACCO

     TYPE                                  PAYABLE TO           PLANNED
      OF                  SPECIFIED         INSURED'S           PREMIUM
   COVERAGE                AMOUNT             AGE               PAYMENTS
                                                                (ANNUAL)

BASIC POLICY              $100,000            100               $1,080.00


Total Planned Premium Payments.........................................$1,080.00
Basic Policy Initial Premium..... .....................................$1,080.00

                                SURRENDER CHARGES

     End of                 Surrender              End of             Surrender
   POLICY YEAR                CHARGE              POLICY YEAR           CHARGE
   -----------                ------              -----------          --------
          1                   $2,800                  11                 $1,400
          2                    2,660                  12                  1,260
          3                    2,520                  13                  1,120
          4                    2,380                  14                    980
          5                    2,240                  15                    840
          6                    2,100                  16                    700
          7                    1,960                  17                    560
          8                    1,820                  18                    420
          9                    1,680                  19                    280
          10                   1,540                  20                      0




                                    PAGE 3A


                        TABLE OF MINIMUM MONTHLY PREMIUMS

                                             END OF YEAR                                                     END OF YEAR
                                             SUM OF ALL                                                       SUM OF ALL
                         MINIMUM               MINIMUM                                  MINIMUM                MINIMUM
                         MONTHLY               MONTHLY                                  MONTHLY                MONTHLY
 POLICY YEAR             PREMIUM              PREMIUMS           POLICY YEAR            PREMIUM                PREMIUMS
-------------           --------             -----------         -----------           --------              ------------
        1                 $43.33              $  519.96                11                $43.33              $ 5,719.56
        2                  43.33               1,039.92                12                 43.33                6,239.52
        3                  43.33               1,559.88                13                 43.33                6,759.48
        4                  43.33               2,079.84                14                 43.33                7,279.44
        5                  43.33               2,599.80                15                 43.33                7,799.40
        6                  43.33               3,119.76                16                 43.33                8,319.36
        7                  43.33               3,639.72                17                 43.33                8,839.32
        8                  43.33               4,159.68                18                 43.33                9,359.28
        9                  43.33               4,679.64                19                 43.33                9,879.24
        10                 43.33               5,199.60                20                 43.33               10,399.20



                                    PAGE 3B

                           PART 1. GENERAL PROVISIONS


THE CONTRACT         Your policy is issued in consideration of the application
                     and the payment of premiums as provided for in this policy.

                     Your policy and the copy of the application attached to it contain the entire contract between you and us. Any statements made in the application either by you or by the Insured will, in the absence of fraud, be considered representations and not warranties. Also, any written statement made either by you or by the Insured will not be used to void your policy nor defend against a claim under your policy unless the statement is contained in the application.

                     No change or waiver of any of the provisions of this policy will be valid unless made in writing by us and signed by our president, a vice president, our secretary or an officer of the company. No agent or other person has the authority to change or waive any provision of your policy.

                     Any extra benefit rider attached to this policy will become a part of this policy and will be subject to all the terms and conditions of this policy unless we state otherwise in the rider.

SUICIDE If the Insured, whether sane or insane, dies by suicide within two years from the Policy Date, our liability will be limited to an amount equal to the premiums paid for this policy.

                     If the Insured, whether sane or insane, dies by suicide within two years from the effective date of any increase in the Specified Amount, our liability for the amount of increase will be limited to the Cost of Insurance for the increase.

                     If you were a Missouri citizen at the time of issue or reinstatement, the following provision will apply: The suicide of the Insured is no defense to payment of regular life insurance benefits, nor is the suicide of the Insured while insane a defense to payment of accidental death benefits, if any, available under this policy, unless we can show that the Insured intended suicide when he applied for these benefits.

                     If this Policy is reinstated, this Section will be reinstated. A new two-year period shall apply beginning on the date of reinstatement. If the Insured, whether sane or insane, dies by suicide within two years from the reinstatement date, our liability will be limited to an amount equal to the premiums paid from the date of reinstatement.

INCONTESTABILITY     We cannot contest this policy, except for fraud or
                     non-payment of Monthly Deduction, after it has been in force during the lifetime of the Insured for two years after:

                     (a) the Policy Date;
                     (b) the effective date of any increase in the Specified
                         Amount, and then only for the increased amount; or
                     (c) the effective date of reinstatement of this policy.

                     In the absence of fraud, only statements material to such reinstatement shall be contested during the lifetime of the Insured for two years after the effective date of reinstatement.

ASSIGNMENT           You may assign your policy. The assignment must be in
                     writing and filed at our home office. We assume no responsibility for the validity or effect of any assignment of this policy or of any interest in it. Any proceeds which become payable to an assignee will be payable in a single sum and will be subject to proof of the assignee's interest and the extent of the assignment.

  MISSTATEMENT       If the age and/or sex of the Insured has been misstated,
  OF AGE OR SEX      the death benefits will be adjusted to that which would
                     have been purchased by the most recent cost of insurance charge at the correct age and/or sex.

  BENEFICIARY        When we receive due proof of the Insured's death, we will
                     pay the proceeds of this policy to the beneficiary or beneficiaries who are named in the application for this policy unless you subsequently change the beneficiary. In that event, we will pay the proceeds to the beneficiary named in your last change of beneficiary request as provided for in this policy.

                     If a primary or contingent beneficiary dies before the Insured, that beneficiary's interest in this policy ends with that beneficiary's death. Only those beneficiaries who survive the Insured will be eligible to share in the proceeds. If no beneficiary survives the Insured, we will pay the proceeds of this policy to you, if living, otherwise to your estate.

  CHANGE OF OWNER    If you have reserved the right to change the owner or
   OR BENEFICIARY    beneficiary, you can file a written request with us on a
                     form satisfactory to the Company to make such a change. If you have not reserved the right to change the beneficiary, the written consent of the irrevocable beneficiary will be required.

                     Your written request will not be effective until it is recorded in our home office records. After it has been so recorded, it will take effect as of the date you signed the request. However, if the Insured dies before the request has been so recorded, the request will not be effective as to those proceeds we have paid before your request was recorded in our home office records.

  NONPARTICIPATING   This policy will not share in our surplus distributions.

  ILLUSTRATIVE       A new projection is available on an annual basis.
  REPORTS            Additional projections are available but may incur a fee,
                     not to exceed $25.00.

  PREMIUMS The Initial Premium is the premium due on the Policy Date, and is payable in advance. All premiums are payable to us in advance and must be mailed to our home office or to an agent authorized by us to collect premiums. A premium receipt signed by a company officer will be provided upon request.

  PLANNED PREMIUM    The amount and frequency of the planned premium payments
  PAYMENTS           are shown on page 3 of your policy. However, premium
                     payments are flexible and the Owner may change the amount and frequency of payments.

                     Interruption of planned premium payments or reduction in the amount of planned premium payments may cause your policy to enter the Grace Period prior to Maturity Date.

  UNSCHEDULED        Additional premiums may be paid at any time before the
  PREMIUMS           Maturity Date, provided that the policy is in force and
                     there is no indebtedness.

                     We reserve the right to limit the amount of premiums that may be paid on the policy if we determine that: (a) the amount is below our current minimum payment requirement; or
                     (b) payment of a greater amount may cause the proceeds of this policy to lose their tax status as life insurance under the Internal Revenue Code; or (c) payment of a greater amount would increase the Death Benefit by application of the Death Benefit Ratio (unless we are provided evidence of insurability satisfactory to us.)

                     The minimum amount of any premium that will be accepted is $25.00.

CONTINUATION         If planned premium payments are not paid and no unscheduled
OF COVERAGE          premiums are received, this policy will continue in force
                     unless the conditions of the Grace Period provision apply.
                     If the Insured is living on the Maturity Date, any proceeds will become payable unless a different nonforfeiture option has been elected.

GRACE PERIOD         If the Cash Surrender Value on any Monthly Date is not
                     sufficient to pay the Monthly Deduction then due, a grace period of 61 days will begin when notice has been sent to your last known address of record. If sufficient premium is not paid by the end of the grace period, the policy will terminate without value. If the Insured dies during the grace period, we will pay the Death Benefit, less any indebtedness and any unpaid Monthly Deduction.

                     During the period beginning on the Policy Date and ending on the No Lapse Ending Date shown on page 3, the policy will not enter the grace period if on any Monthly Date the sum of the premiums that have been paid, less any indebtedness and partial withdrawals, equals or exceeds the sum of all Minimum Monthly Premiums beginning with the Policy Date. The Minimum Monthly Premium is the amount you must pay to guarantee coverage until the No Lapse Ending Date listed on the Policy Specifications Page.

                     For the period beginning on the Policy Date and ending on the No Lapse Ending Date, the Minimum Monthly Premiums and the sum of all Minimum Monthly Premiums for each policy year are shown on page 3B. The Minimum Monthly Premium is increased for each policy month following the date of an increase in the Specified Amount, or when an extra benefit rider is added or increased. The Minimum Monthly Premium is decreased for each policy month following the date an extra benefit rider is decreased or discontinued. The Minimum Monthly Premium will not decrease following the date of decrease in the Specified Amount. The new Minimum Monthly Premiums will be shown on a new page 3B. Any new No Lapse Ending Date will be shown on a new page 3.

                     In any case, the policy will lapse if the total indebtedness equals or exceeds the Cash Surrender Value.

REINSTATEMENT        If a premium is not received before the end of the 61 day
                     grace period, your policy will terminate without value and no further premium payments may be made.

                     However, even if your policy terminates, during the lifetime of the Insured, this policy can be reinstated if it was terminated because a grace period ended without sufficient payment. Any reinstatement must be done within 5 years from the end of the grace period. We will require:

                     (1) Your written request to reinstate this policy,
                     (2) the Insured's written consent to reinstatement,
                     (3) Evidence of insurability satisfactory to us,
                     (4) Payment or reinstatement of any indebtedness, and
                     (5) Payment of enough premium to keep this policy in force for at least 3 months.

                     The date of reinstatement will be the Monthly Date on or following the date the application for reinstatement is approved by us, so long as the Insured is still living. If all the conditions for reinstatement are satisfied, coverage under this Policy will be effective as though it had continued in force from the lapse date to the date of reinstatement.

                     Your policy cannot be reinstated if your policy was surrendered for cash.

PARTIAL              After the first policy year, one cash withdrawal per policy
WITHDRAWALS          year may be made during the lifetime of the Insured. We
                     must receive a written request at our home office.

                     The withdrawal amount will be equal to the amount of the withdrawal requested plus a fee equal to the lesser of $25.00 or 2% of the amount requested for each withdrawal. No surrender charges apply to partial withdrawals. The minimum withdrawal amount is $500.00. You must specify the Account from which the withdrawal will be taken. The withdrawal fee will be removed from one of the Accounts.

                     The Policy Value will be reduced by the withdrawal amount. If the Death Benefit Option of this policy is Level, the Specified Amount will also be reduced by the withdrawal amount (without the fee). However, no withdrawal will be allowed if the resulting Specified Amount would be less than the Minimum Specified Amount as shown on page 3.

                     If the amount of the withdrawal request is greater than or equal to the Cash Surrender Value, or if less than $500 of Cash Surrender Value remains, the withdrawal will be considered a surrender and the Cash Surrender Value provision will apply.

                     We reserve the right to defer any withdrawals from the Fixed Account for the period allowed by law, but not more than six months. We will not defer a withdrawal if it is to be applied for the payment of premiums to us.

                     Reductions in the Specified Amount due to any Partial Withdrawals will be in the following order:

                     1) To the most recent increase in the Specified Amount.
                     2) To the next most recent increase in the Specified
                        Amount.
                     3) To the Initial Specified Amount or the current Specified
                        Amount if less.

ANNUAL REPORT        We will send you, at least once a year, an Annual Report
                     which shows the current Death Benefit, Policy Value, the amount of indebtedness, premiums paid, and Monthly
                     Deductions since the last report. Additional activity within each Sub-account showing investment experience will also be provided.

POLICY PAYMENT       All proceeds to be paid upon termination will be paid in
                     one sum unless otherwise elected under the Settlement
                     Options of this policy.

                     All payments and transfers from the Sub-accounts will be processed as provided in this policy unless one of the following situations exist:

                     1. The New York Stock Exchange is closed; or

                     2. The SEC requires that trading be restricted or declares an emergency; or

                     3. The SEC allows us to defer payments to protect our
                        policyowners.

                     We reserve the right to defer the payment of any Fixed Account values for the period permitted by law, but not more than six months.

EXCHANGE             At any one time the Owner may exercise the Exchange
PRIVILEGE            Privilege, which results in the transfer of the entire
                     amount in the Sub-accounts to the Fixed Account, and the allocation of all future net premiums to the Fixed Account.
                     This will serve as an exchange of the Policy for the equivalent of a flexible premium fixed benefit life insurance policy. No charge will be imposed on such transfer.

                       Part 2. SEPARATE ACCOUNT PROVISIONS

SEPARATE ACCOUNT     The variable  benefits under this Policy are provided
                     through the Separate Account as shown on the Policy
                     Specifications page. The assets of the Separate Account are our property. Assets equal to the reserve and other contractual liabilities under all policies issued in connection with the Separate Account will not be charged with liabilities arising out of any other business we may conduct. If the assets of the Separate Account exceed the liabilities arising under the policies supported by the Separate Account, then the excess may be used to cover liabilities of our general account. The assets of the Separate Account shall be valued as often as any policy benefits vary, but at least monthly.

SUB-ACCOUNTS         The Separate Account has various Sub-accounts with
                     different investment objectives. We reserve the right to add or remove any Sub-account of the Separate Account.
                     Income, if any, and any gains or losses, realized or unrealized, from assets in each Sub-account are credited to, or charged against, the amount allocated to that Sub-account without regard to income, gains, or losses in other Sub-accounts. Any amount charged against the investment base for federal or state income taxes will be deducted from that Sub-account. The assets of each Sub-account are invested in shares of a corresponding Fund portfolio. The value of a portfolio share is based on the value of the net assets of the portfolio determined at the end of each Valuation Period in accordance with applicable law.

TRANSFERS            The owner may transfer all or a portion of this Policy's
                     value in each Account to other Accounts. We will charge a $25 fee for each transfer in excess of twelve per policy year. This charge will be deducted from one of the Accounts from which funds were transferred. A request for a transfer must be made in a form satisfactory to us. The transfer will ordinarily take effect on the first Valuation Date on or following the date the request is received by us in our home office. We will treat all transfer requests received on the same day as a single request. A minimum of $100 (or, if the Account is less than $100, the entire amount in the Account) must be transferred out of each Account from which money is being transferred.

ADDITION, DELETION   We reserve the right to transfer assets of the Separate
OR SUBSTITUTION      Account, which  we determine to be associated with the
OF INVESTMENTS       class of contracts to which this policy belongs, to another
                     Separate Account. If this type of transfer is made, the term "Separate Account", as used in this policy, shall mean the Separate Account to which the assets were transferred.
                     We also reserve the right to add, delete, or substitute investments held by any Sub-account.

                     We reserve the right, when permitted by law, to:

                     1. De-register the Separate Account under the Investment
                        Company Act of 1940;

                     2. Manage the Separate Account under the direction of a
                        committee at any time;

                     3. Restrict or eliminate any voting privileges of owners or other persons who have voting privileges as to the Separate Account;

                     4. Combine the Separate Account or any Sub-account(s) with one or more other Separate Accounts or Sub-accounts;

                     5. Operate the Separate Account as a management investment company;

                     6. Establish additional Sub-accounts to invest in either a new Fund or in shares of another diversified, open-end registered investment company;

                     7. Fund additional classes or variable life insurance
                        contracts through the Separate Account.

CHANGE OF            We reserve the right to change the investment objective of
INVESTMENT           a Sub-account. If required by law or regulation, an
OBJECTIVE            investment objective of the Separate Account, or of a Fund portfolio designated for a Sub-account, will not be materially changed unless a statement of the change is filed with and approved by the appropriate insurance official of the state of our domicile or deemed approved in accordance with such law or regulation. If required, approval of or change of any investment objective will be filed with the Insurance Department of the state where this policy is delivered.

UNIT VALUE           Some of the policy values fluctuate with the investment
                     results of the Sub-accounts. In order to determine how investment results affect the policy values, a unit value is determined for each Sub-account. The unit value of each Sub-account was originally established at $10 per unit. The unit value may increase or decrease from one Valuation
                     Period to the next. Unit values also will vary between Sub-accounts. The unit value of any Sub-account at the end of a Valuation Period is the result of:

                     1. The total value of the assets held in the Sub-account.
                        This value is determined by multiplying the number of shares of the designated Fund portfolio owned by the Sub-account times the net asset value per share; minus

                     2. The accrued charges for mortality and expense
                        experience. The daily amount of this charge is no greater than the net assets of the Sub-account multiplied by the Mortality and Expense Risk Charge shown on the Policy Specifications page; minus

                     3. The accrued amount of reserve for any taxes or other
                        economic burden resulting from the application of tax laws that are determined by us to be properly attributable to the Sub-account; and the result divided by

                     4. The number of outstanding units in the Sub-account.

                     The use of the unit value in determining contract values is described in the Policy Values provisions.

                              Part 3. POLICY VALUES

SPECIFIED            The Specified Amount for your policy is shown on page 3.
AMOUNT               After the first Policy Anniversary, you may change the
                     Specified Amount at any time by sending a written request to our home office, subject to the restrictions set forth below for increases in the Specified Amount. However, you may change the Specified Amount only once during a 12-month period. Any change in the Specified Amount will take effect on the first Monthly Date following approval of your written request.

                     If you request a change in the Specified Amount or Death Benefit Option, we will issue a new Policy Specifications Page (page 3) upon approval.

INCREASE IN          You may, prior to the Insured's age 86 and upon completion
THE SPECIFIED        of a new application, increase the Specified Amount as
AMOUNT               described above. Any increase will be subject to our
                     underwriting requirements as well as Suicide Exclusions and Incontestability restrictions (see page 4).

DECREASE IN          You may, upon written request, decrease the Specified
THE SPECIFIED        Amount as described above. The decrease will be applied
AMOUNT               against the most recent increase in the Specified Amount.
                     It will then be applied to other increases in the reverse order in which they occurred. No decrease in Specified
                     Amount below the minimum shown on page 3 will be allowed.

DEATH BENEFIT        This policy will provide the following death benefits:

INCREASING:          The Death Benefit is the greater of the Specified Amount
                     plus the Policy Value or the Policy Value multiplied by the Death Benefit Ratio.

LEVEL: The Death Benefit is the greater of the Specified Amount or the Policy Value multiplied by the Death Benefit Ratio.

                              DEATH BENEFIT RATIOS

          Attained        Death Benefit        Attained         Death Benefit
            Age               Ratio               Age               Ratio

            0-40               2.50               61                1.28
             41                2.43               62                1.26
             42                2.36               63                1.24
             43                2.29               64                1.22
             44                2.22               65                1.20
             45                2.15               66                1.19
             46                2.09               67                1.18
             47                2.03               68                1.17
             48                1.97               69                1.16
             49                1.91               70                1.15
             50                1.85               71                1.13
             51                1.78               72                1.11
             52                1.71               73                1.09
             53                1.64               74                1.07
             54                1.57              75-90              1.05
             55                1.50               91                1.04
             56                1.46               92                1.03
             57                1.42               93                1.02
             58                1.38               94                1.01
             59                1.34              95-99              1.00
             60                1.30

                     After the first Policy Anniversary, you may change the Death Benefit Option upon written request but not more often than once during a 12 month period. The change will go into effect on the Monthly Date on or following the date we approve the request.

                     If you change from LEVEL to INCREASING, the Specified Amount will be decreased by the Policy Value. The resulting Specified Amount must not be less than the minimum Specified Amount shown on the Policy Specifications Page. If you change from INCREASING to LEVEL, the Specified Amount will be increased by the amount of the Policy Value.

                     The Death Benefit Option for this policy is disclosed on page 3.

                     We will pay the Death Benefit, less any indebtedness and any Monthly Deductions due, if the Insured dies while this policy is in force, subject to the terms of this policy. We will pay as soon as we receive written due proof at our home office that the Insured has died. The Death Benefit payable will be calculated as of the actual date of death.

INTEREST FROM        If the proceeds under this policy are not paid within
DATE OF DEATH        thirty days after we receive due proof of the death of the
                     Insured (or where required by law within thirty days after the death of the Insured), we will pay interest on the proceeds from the date of death to the date of payment. The interest rate will be determined by us, but never less than 3%.

POLICY VALUE         At the end of any Valuation Period, the Policy Value is
                     equal to the sum of the Sub-account values plus the Fixed
                     Account value.

NET PREMIUMS         The Net Premium is any premium collected minus the Expense
                     Charge. The Expense Charge is disclosed on page 3. We may use an Expense Charge lower than the Guaranteed Expense
                     Charge but will never charge in excess of the Guaranteed
                     Expense Charge. Any change in the Expense Charge will be applied uniformly to all members of the same premium class.

ALLOCATION OF        All net premiums received prior to the Investment Start
NET PREMIUMS         Date will be allocated  to the Premium Suspense Account. On the first Valuation Date on or following the Investment
                     Start Date, the values in the Premium Suspense Account will be transferred to the Sub-accounts of the Separate Account and the Fixed Account in accordance with the Owner's allocation as shown in the application. All net premiums received on or after the Investment Start Date will be allocated to the Sub-accounts of the Separate Account and the Fixed Account on the first Valuation Date on or following the date the premium is received at our home office.

                     Any allocation to an Account is limited to no less than 5% of total premium. No fractional percentages may be permitted. No more than 10 accounts may be receiving current premium allocations. The current premium allocation may be changed by the Owner. Only 4 premium allocation changes are permitted within one policy year. The request for change of allocations must be in a form satisfactory to us. The allocation change will be effective on the date the request for change is recorded by us.

MONTHLY              On the Policy Date and each Monthly Date thereafter, a
DEDUCTION            Monthly Deduction will be withdrawn from the Policy Value.
                     Each Monthly Deduction consists of:

                     1. The monthly Cost of Insurance; plus
                     2. The Administrative Charge (see page 3); plus
                     3. Any premium for additional benefits provided by riders
                        (see page 3); plus
                     4. Any charges for substandard premium class rating.

                     Deductions will be withdrawn from each Sub-account and the Fixed Account on a pro-rata basis.

COST OF              The Monthly Cost of Insurance is determined by multiplying
INSURANCE            the difference between the Death Benefit divided by
                     1.0024663 and the Policy Value at the beginning of each month, by the Monthly Per Dollar Cost of Insurance Rate.
                     The Monthly Cost of Insurance Rate is based on the
                     Insured's:

                     -Sex,
                     -Attained age, and
                     -Premium class shown on page 3.

                     The Monthly Guaranteed Maximum Cost of Insurance Rates are shown in the Insured's Guaranteed Maximum Cost of Insurance Table on pages 18 and 18A. We may use Cost of Insurance Rates lower than the guaranteed rates but will never charge rates in excess of the Guaranteed Maximum Cost of Insurance Rates. Any change in the Cost of Insurance Rates will be applied uniformly to all members of the same premium class.

SUB-ACCOUNT          At the end of any Valuation Period, the Sub-account value
VALUE                is equal to the number of units that the Policy has in the
                     Sub-account, multiplied by the unit value of that Sub-account.

                     The number of units that the Policy has in each Sub-account is equal to:

                     1. The initial units purchased on the Investment Start
                        Date; plus
                     2. Units purchased at the time of additional Net Premiums
                        are allocated to the Sub-account; plus
                     3. Units purchased through transfers from another
                        Sub-account or the Fixed Account; minus
                     4. Those units that are redeemed to pay for monthly
                        deductions as they are due; minus
                     5. Any units that are redeemed to pay for partial
                        withdrawals; minus
                     6. Any units that are redeemed as part of a transfer to
                        another Account.

FIXED ACCOUNT        At the end of any Valuation Period, the Fixed Account value
VALUE                is equal to:

                     1. The sum of all Net Premiums allocated to the Fixed
                        Account; plus
                     2. Any amounts transferred from a Sub-account to the Fixed
                        Account; plus
                     3. Total interest credited to the Fixed Account; minus
                     4. Any amounts charged to pay for monthly deductions as
                        they are due; minus
                     5. Any amounts withdrawn from the Fixed Account to pay for partial withdrawals; minus
                     6. Any amounts transferred from the Fixed Account to a
                        Sub-account.

                     We reserve the right to defer payment of any amounts from the Fixed Account for no longer than six months after we receive such written request.

INTEREST RATE        The guaranteed interest rate for amounts in the Fixed
                     Account is .24663% per month, compounded monthly which is equivalent to 3% per year, compounded annually.

                     We may use current interest rates greater than the guaranteed rates to calculate the Fixed Account Value. These interest rates will be declared by us. We may apply a rate of interest less than the current rate to separate portions of the Fixed Account Value including the amount of the Fixed Account Value equal to any outstanding loan(s). However, each rate cannot be less than the guaranteed rate.

                     If any interest in excess of the Guaranteed Interest Rate is declared by us, the following interest rates will apply to the Fixed Account Value. It will not be applied to the portion of the Fixed Account Value equal to any outstanding loans.

                     - For All Policy Years, the current interest rate will be applied.

                     If no interest in excess of the guaranteed interest rate is declared by us, the Guaranteed Interest Rate will be applied to the total Fixed Account Value, including any outstanding loans.

EXTENDED             You may elect to extend the Maturity Date shown on page 3,
MATURITY DATE        by submitting a written request to our home office. The
                     written request must be received in our office 30 days prior to the original Maturity Date.


                     1. The Death Benefit will be equal to the greater of the
                        Death Benefit payable on the original Maturity Date or the Policy Value multiplied by 1.05;
                     2. Interest will be credited to the Fixed Account Value as stated in the Interest Rate section of the Policy Value provisions;
                     3. The Sub-account Values, Policy Value and Cash Surrender
                        Value will continue as stated in the Policy. The Administrative Charge and Expense Charge will be reduced to zero;
                     4. Monthly Deductions will be calculated on a basis of the
                        Monthly Cost of Insurance being $0.00;
                     5. Interest will continue to accumulate on Policy Loans as stated in the Loan Interest provision of the Policy;
                     6. The Extended Maturity Date will apply to the Base
                        Insured Rider if attached to the Policy. All other riders attached to the Policy will terminate as of original Maturity Date;
                     7. No future premium payments will be accepted, except for the amount required for the Policy to continue in force;
                     8. No further Policy Loans may be initiated against the
                        Policy; and
                     9. You may not increase or decrease the Death Benefit.

                     This provision may not be exercised if the event of this option disqualifies the Policy as life insurance under any applicable section included in the Internal Revenue Code of 1986 (as amended).

                               Part 4. LOAN VALUES

LOANS Upon written request you can borrow up to the available Loan Value of your policy. The amount of any policy loan may be limited to no less than $250, except as noted below. The loan date is the date we process a loan request. Payment will usually be made within seven days of the date we receive proper loan request, subject to the Policy Payment section of the General Provisions of this Policy. Loans have priority over the claims of any assignee or other person. Your policy is the sole security of all loans.

                     The Loan Value of your policy is:

                     - 90% of the Cash Surrender Value, less six months of
                       Monthly Deductions.

                     A policy which becomes over-loaned will not lapse until one month after notice has been mailed to the last known address of the owner. Your policy will become over-loaned when your total indebtedness equals or exceeds the Policy Value, less any applicable Surrender Charge.

                     When a loan is made, an amount equal to the loan plus interest in advance until the next Anniversary will be withdrawn from the Accounts and transferred to the loan reserve. The loan reserve is a portion of the Fixed Account used as collateral for any policy loan. The owner must specify the Account or Accounts from which the withdrawal will be made.

                     At each anniversary, we will compare the amount of the outstanding loan (including interest in advance until the next Anniversary, if not paid) to the amount in the loan reserve. We will also make this comparison anytime the owner repays all or part of the loan. At each such time, if the amount of the outstanding loan exceeds the amount in the loan reserve, we will withdraw the difference from the Accounts from which the loan originated, and transfer it to the loan reserve, in the same fashion as when a loan is made. If the amount in the loan reserve exceeds the amount of the outstanding loan, we will withdraw the difference from the loan reserve and transfer it to the Accounts in accordance with the owner's current allocation instructions. However, we reserve the right to require the transfer to the Fixed Account if such loans were originally transferred from the Fixed Account.

LOAN INTEREST        The Loan Interest Rate is 5.66% per annum, charged in
PROVISION            advance. On each policy anniversary loan interest for the
                     next year is due in advance. Interest not paid when due will be added to the loan.

                     Certain loan amounts taken after the tenth policy anniversary will be considered preferred loan amounts. Preferred loan amounts are equal to 25% of the Policy Value. The Loan Interest Rate for preferred loan amounts is 3.85% per annum, charged in advance.

LOAN REPAYMENT       You can repay all or part of a loan at any time while this policy is in force. Each payment must be at least $25.00 unless the loan amount is less than $25.00 in which case full payment is required.

                     The policy will not lapse for failure to repay any loan or interest until the total indebtedness shall equal or exceed the Policy Value less any applicable Surrender Charge.

                          Part 5. NONFORFEITURE OPTIONS


CASH                 You may surrender your policy for its Cash Surrender Value
SURRENDER            which may be paid in cash or under an elected Settlement
VALUE                Option.

                     Your Cash Surrender Value is determined as follows:

                           - The Policy Value,
                     MINUS - The Surrender Charge, if any,
                     MINUS - Any Indebtedness.

                     We may require that your policy be sent in with your written request before making surrender payment. We may defer payment of any Cash Surrender Value earned from the Fixed Account for not more than six months. When you surrender your policy for its Cash Surrender Value, your policy will terminate.

SURRENDER            The Surrender Charges are disclosed on page 3A for the
CHARGE               Initial Specified Amount. We may use Surrender Charges
                     lower than those shown, but will never charge in excess of those shown on page 3A.

                     If an increase in the Specified Amount is requested and approved, additional Surrender Charges will apply to the policy. These additional Surrender Charges are shown on pages 21, 21A, 22, and 22A. They are listed by the Insured's attained age and sex at the time of the increase and by duration.

REDUCED PAID-        If you elect in writing, we will use the Cash Surrender
UP INSURANCE         Value to buy a nonparticipating Paid-Up Endowment at Age
                     100 Insurance Policy at the net single premium rate for the Insured's attained age for an amount equal to or less than the current Specified Amount of this policy, payable under the same conditions as this policy.

                     If there is any excess Cash Surrender Value remaining, following the purchase of the paid-up insurance, such excess shall be returned to you in cash.

                     If a Paid-Up Policy is surrendered the amount of surrender proceeds is determined by multiplying the Endowment at Age 100 Net Single Premium at the Insured's then attained age by the amount of Reduced Paid-Up Insurance.

BASIS USED FOR       All Nonforfeiture Options for this policy are based on the
CALCULATION          Commissioner's Male or Female 1980 Standard Ordinary
                     Mortality Table (S or NS), Age Last Birthday, with an assumed interest rate of 3% compounded annually. Reserves are not less than the required minimum reserves and shall never be less than the Cash Surrender Value.

                     All of the values are equal to or greater than the minimums set by laws of the states where the policy is delivered. If required, we have filed a detailed statement about this with your State Insurance Department. It shows the figures and methods used.

               Part 6. TERMINAL ILLNESS ACCELERATED DEATH BENEFIT

You may elect to receive a portion of the Policy's Death Benefit in a Single Sum Benefit, when the Insured, specified on page 3, has incurred a Terminal Condition while the policy is in force.

When we receive your request and proof satisfactory to us that the Insured has incurred a Terminal Condition we will pay the Single Sum Benefit to the Owner. We will make payment when all of the terms and conditions of proof have been met and subject to the conditions and limitations within this benefit.

The Single Sum Benefit may only be elected once.

Payment of the Single Sum Benefit will result in reductions of the Policy's values and benefits, as described below.

The Single Sum Benefit is equal to:

         The Policy Death Benefit in effect on the date the Single Sum Benefit is paid.

MULTIPLIED BY
         The Election Percentage. A percentage equal to no less than 25% but no more than 75% of the Policy's Death Benefit, subject to a maximum benefits of $500,000. If the maximum benefit of $500,000 is paid, the election percentage will equal $500,000 divided by the Policy's Death Benefit. This could result in an election percentage of less than 25%.

DIVIDED BY
         (1+ i), where i equals the greater of (A) and (B) on the date the Single Sum Benefit is paid. (A) equals the current yield on 90 day treasury bills; and (B) equals the current maximum statutory adjustable Policy Loan Interest Rate.

MINUS
         Indebtedness, if any, at the time the Single Sum Benefit is paid, multiplied by the Election Percentage.

Benefit and          The Policy's Specified Amount, Policy Value, Surrender
Value                Charge, and Reduction indebtedness, if any, as those
                     amounts exist on the date the Single Sum Benefit is paid, will be reduced by the Election Percentage. The Policy
                     Value in the Fixed Account and each Sub-account will be reduced by the Election Percentage.

                     At the time of payment we will provide you with revised policy specification pages which reflect the reduction of all values applicable to the Policy and all benefits it provides.

REQUEST FOR          The Request for Acceleration may be given to us any time
ACCELERATION         after the date the Insured incurs a Terminal Condition as
                     defined on page 2A. This request must identify the Insured and be sent to us at our Home Office.

REQUEST FORMS        We will send request forms to the Owner when the request
                     for acceleration is received. If we do not send the request form within 15 days, the Owner will be considered to have complied with the Proof of Terminal Condition requirements by giving us a Physician Statement acceptable to us and a written statement of the nature and extent of the Terminal
                     Condition.

PROOF OF TERMINAL    Written proof of the Insured's Terminal Condition must be
CONDITION            received by us at our Home Office before we will make a
                     Single Sum Benefit payment. This proof will include a properly completed request form and a Physician Statement acceptable to us. We may request additional medical information from the Physician submitting the statement, or any other Physician providing care to the Insured. We will not unreasonably withhold our acceptance of Proof of Terminal Condition. All benefits described in the provision will be available as soon as we receive satisfactory Proof of Terminal Condition.

PHYSICAL             We reserve the right to have a Physician of our choosing
EXAMINATION          examine the Insured, at our expense, prior to making a
                     Single Sum Benefit payment. In the event that the Physician we choose provides a different diagnosis of the Insured's medical condition, we reserve the right to rely on the statement from the Physician of our choosing for acceleration request purposes.

PAYMENT OF           All terminal illness accelerated death benefits will be
ACCELERATED          paid to the Owner. Upon the death of the Owner, if other
BENEFITS             than the Insured, we will pay the benefits to the estate of the Owner.

BENEFIT              Payment of the Single Sum Benefit is subject to the
CONDITIONS           following rules:

                     (a) You must complete a form provided by us, signed by the
                         Owner;

                     (b) The Policy must be in force;

                     (c) The Policy or an eligible term rider must not be within two years of expiration or endowment at the time the benefit is requested;

                     (d) If there is an irrevocable beneficiary or assignee,
                         they must consent in writing to payment of this benefit;

                     (e) Your Policy is not eligible for this benefit if:
                         (1) the Terminal Condition is the result of
                             intentionally self-inflicted injuries;
                         (2) the Owner is required by law to use this benefit to
                             meet the claims of creditors, whether in bankruptcy or otherwise; or
                         (3) you are required by a government agency to use this
                             benefit to apply for, obtain, or keep a government benefit or entitlement; and

                     (f) You must provide proof that the Insured has met
                         conditions under the Benefits provision, including an attending Physician's Statement and any other proof we may require. We reserve the right to seek a second medical opinion or have the Insured examined at our expense by a Physician we choose.

ANNUAL               The Annual Statement for this Policy will reflect payment
STATEMENT            of the Single Sum Benefit, if paid during the prior year,
                     as well as resulting reductions in Policy Value, Death
                     Benefit, and remaining benefits and values.

CONSENT FOR          We must obtain consent from any irrevocable beneficiary and
BENEFIT              any assignee Payment record before the Single Sum Benefit
                     is paid. An assignee's consent is required only to the extent that benefits paid would reduce this Policy's values and benefits below the amounts assigned.

                           MALE AND FEMALE TOBACCO (T)
                  GUARANTEED MAXIMUM COST OF INSURANCE RATES**


                            MALE                  FEMALE                                   MALE                  FEMALE
                        MONTHLY COST           MONTHLY COST                            MONTHLY COST           MONTHLY COST
     ATTAINED           OF INSURANCE           OF INSURANCE          ATTAINED          OF INSURANCE           OF INSURANCE
       AGE               PER $1000*             PER $1000*              AGE             PER $1000*             PER $1000*
     --------           ------------           ------------          ---------         ------------           -------------
        0                 $ .2192                 $ .1567               50              $  .8333               $  .5642
        1                   .0858                   .0700               51                 .9108                  .6050
        2                   .0825                   .0667               52                 .9983                  .6517
        3                   .0808                   .0650               53                1.0975                  .7033
        4                   .0775                   .0642               54                1.2058                  .7558

        5                   .0733                   .0625               55                1.3217                  .8100
        6                   .0692                   .0608               56                1.4442                  .8633
        7                   .0650                   .0592               57                1.5733                  .9133
        8                   .0625                   .0583               58                1.7092                  .9625
        9                   .0617                   .0575               59                1.8550                 1.0150

        10                  .0625                   .0567               60                2.0175                 1.0775
        11                  .0675                   .0583               61                2.2008                 1.1558
        12                  .0767                   .0608               62                2.4075                 1.2567
        13                  .0892                   .0642               63                2.6383                 1.3792
        14                  .1033                   .0683               64                2.8908                 1.5158

        15                  .1467                   .0800               65                3.1583                 1.6600
        16                  .1633                   .0842               66                3.4383                 1.8067
        17                  .1750                   .0883               67                3.7283                 1.9483
        18                  .1842                   .0925               68                4.0325                 2.0917
        19                  .1900                   .0950               69                4.3625                 2.2475

        20                  .1933                   .0975               70                4.7267                 2.4317
        21                  .1933                   .0992               71                5.1358                 2.6650
        22                  .1900                   .1017               72                5.5983                 2.9508
        23                  .1867                   .1042               73                6.1108                 3.2908
        24                  .1817                   .1067               74                6.6725                 3.6783

        25                  .1758                   .1092               75                7.2725                 4.1017
        26                  .1725                   .1133               76                7.8858                 4.5517
        27                  .1708                   .1167               77                8.5017                 5.0217
        28                  .1708                   .1208               78                9.1242                 5.5183
        29                  .1733                   .1258               79                9.7750                 6.0592

        30                  .1775                   .1317               80               10.4758                 6.6650
        31                  .1833                   .1367               81               11.2467                 7.3525
        32                  .1908                   .1425               82               12.1008                 8.1342
        33                  .2008                   .1500               83               13.0242                 9.0367
        34                  .2125                   .1583               84               13.9858                10.0150

        35                  .2267                   .1675               85               14.9533                11.0542
        36                  .2433                   .1817               86               15.9033                12.1458
        37                  .2642                   .1983               87               16.8783                13.2792
        38                  .2875                   .2175               88               17.8942                14.4600
        39                  .3142                   .2383               89               18.9042                15.6875

        40                  .3450                   .2633               90               19.9233                17.0483
        41                  .3783                   .2900               91               20.9833                18.5133
        42                  .4150                   .3167               92               22.2125                20.1383
        43                  .4550                   .3433               93               23.7892                22.0467
        44                  .4992                   .3700               94               25.9392                24.6025

        45                  .5458                   .3983               95               29.3217                28.4183
        46                  .5942                   .4275               96               35.0825                34.4900
        47                  .6467                   .4575               97               45.0833                44.7700
        48                  .7033                   .4900               98               62.0958                61.9967
        49                  .7650                   .5258               99               83.3333                83.3333


*  See Cost of Insurance, page 12.
** When any insurance is sold on a substandard risk, the guaranteed cost of insurance rates shown above are increased 25% for each additional rating class above standard.

                        MALE AND FEMALE NON-TOBACCO (NT)
                  GUARANTEED MAXIMUM COST OF INSURANCE RATES**


                            MALE                  FEMALE                                   MALE                  FEMALE
                        MONTHLY COST           MONTHLY COST                            MONTHLY COST           MONTHLY COST
     ATTAINED           OF INSURANCE           OF INSURANCE          ATTAINED          OF INSURANCE           OF INSURANCE
       AGE               PER $1000*             PER $1000*              AGE             PER $1000*             PER $1000*
     --------           ------------           ------------          --------          ------------           ------------
        0                $ .2192                  $ .1567               50            $  .4275                 $  .3617
        1                  .0858                    .0700               51               .4667                    .3892
        2                  .0825                    .0667               52               .5117                    .4208
        3                  .0808                    .0650               53               .5633                    .4558
        4                  .0775                    .0642               54               .6208                    .4917

        5                  .0733                    .0625               55               .6850                    .5300
        6                  .0692                    .0608               56               .7550                    .5683
        7                  .0650                    .0592               57               .8292                    .6058
        8                  .0625                    .0583               58               .9117                    .6433
        9                  .0617                    .0575               59              1.0042                    .6858

        10                 .0625                    .0567               60              1.1075                    .7358
        11                 .0675                    .0583               61              1.2225                    .7975
        12                 .0767                    .0608               62              1.3550                    .8742
        13                 .0892                    .0642               63              1.5050                    .9683
        14                 .1033                    .0683               64              1.6717                   1.0742

        15                 .1133                    .0717               65              1.8542                   1.1883
        16                 .1233                    .0750               66              2.0517                   1.3067
        17                 .1308                    .0775               67              2.2633                   1.4275
        18                 .1358                    .0800               68              2.4933                   1.5525
        19                 .1392                    .0825               69              2.7483                   1.6917

        20                 .1400                    .0842               70              3.0367                   1.8550
        21                 .1383                    .0858               71              3.3658                   2.0542
        22                 .1358                    .0867               72              3.7458                   2.2983
        23                 .1325                    .0883               73              4.1758                   2.5908
        24                 .1292                    .0900               74              4.6483                   2.9275

        25                 .1250                    .0917               75              5.1533                   3.3033
        26                 .1225                    .0942               76              5.6867                   3.7100
        27                 .1208                    .0958               77              6.2442                   4.1458
        28                 .1200                    .0983               78              6.8292                   4.6175
        29                 .1200                    .1017               79              7.4600                   5.1400

        30                 .1208                    .1042               80              8.1567                   5.7342
        31                 .1233                    .1075               81              8.9375                   6.4175
        32                 .1267                    .1108               82              9.8183                   7.2050
        33                 .1317                    .1150               83             10.7950                   8.0933
        34                 .1375                    .1200               84             11.8483                   9.0725

        35                 .1442                    .1258               85             12.9542                  10.1317
        36                 .1517                    .1342               86             14.0983                  11.2633
        37                 .1617                    .1442               87             15.2633                  12.4658
        38                 .1725                    .1550               88             16.4442                  13.7400
        39                 .1842                    .1667               89             17.6575                  15.0958

        40                 .1983                    .1808               90             18.9208                  16.5442
        41                 .2133                    .1958               91             20.2633                  18.1183
        42                 .2292                    .2108               92             21.7350                  19.8775
        43                 .2467                    .2258               93             23.4792                  21.9458
        44                 .2658                    .2408               94             25.8192                  24.6025

        45                 .2875                    .2575               95             29.3217                  28.4183
        46                 .3108                    .2750               96             35.0825                  34.4900
        47                 .3358                    .2942               97             45.0833                  44.7700
        48                 .3633                    .3142               98             62.0958                  61.9967
        49                 .3933                    .3367               99             83.3333                  83.3333

*  See Cost of Insurance, page 12.
** When any insurance is sold on a substandard risk, the guaranteed cost of insurance rates shown above are increased 25% for each additional rating class above standard.


                                    PAGE 18A

                           PART 7. PAYMENT OF PROCEEDS

SETTLEMENT           You may, during the Insured's lifetime, request that we pay
OPTIONS              the proceeds under one of the following settlement options.
                     We will also use any other method of payment that is agreeable to you and us. The following options do not depend on the investment experience of the Sub-Accounts.

OPTION 1             - Interest Payments -
                     (Payment of interest on the proceeds at such times and for a period that is agreeable to you and us.) Withdrawal of proceeds may be made in amounts of at least $100. At the end of the period, any remaining proceeds will be paid in either a single sum or under other any other method we approve.

OPTION 2             - Payments for a Specified Period -
                     (Monthly payments for a specified number of years.) The amount of each monthly payment for each $1,000 of proceeds applied under this option is shown in Option 2 Table. The monthly payments for any period not shown will be furnished upon request.

                                 Option 2 Table
                         PAYMENTS FOR A SPECIFIED PERIOD

                        Number of                           Amount of
                     Years Payable                      Monthly Payments
                     -------------                      ----------------

                           5                                 $17.91
                          10                                   9.61
                          15                                   6.87
                          20                                   5.51
                          25                                   4.71
                          30                                   4.18

OPTION 3             - Life Income -
                     (Monthly payments for the life of the person who is to receive the income.) We will require satisfactory proof of the person's age and sex. Payments can be guaranteed for 10 or 20 years or as the "Guaranteed Return of Policy Proceeds." The amount of each monthly payment for each $1,000 of proceeds applied under this option is shown in Option 3 Table. The monthly payments for any ages not shown will be furnished upon request.

                                 Option 3 Table

                                   LIFE INCOME
                             MONTHLY INCOME PAYMENTS

              Guaranteed For                             Guaranteed For
                  Life                                     10 Years
  ------------------------------------------------------------------------------
    M             AGE            F              M            AGE           F
  ------      ----------      --------      ---------     ---------     --------
  $3.84           50           $3.53         $3.82           50         $3.52
   4.20           55            3.81          4.15           55          3.79
   4.67           60            4.17          4.59           60          4.14
   5.33           65            4.68          5.17           65          4.61
   6.26           70            5.39          5.89           70          5.24

           Guaranteed Return of                         Guaranteed For
             Policy Proceeds                               20 Years
  ------------------------------------------------------------------------------
   M            AGE             F              M            AGE           F
  ------      ----------      --------      ---------     ---------     --------
   $3.71             50        $3.47         $3.74           50         $3.49
    4.00             55         3.71          4.02           55          3.73
    4.37             60         4.02          4.34           60          4.03
    4.84             65         4.42          4.69           65          4.38
    5.45             70         4.94          5.02           70          4.77

OPTION 4             - Payments of a Specified Amount -
                     (Monthly payments of a specified amount until the proceeds and interest are fully paid.)

OPTION 5             - Joint and Survivor Life Income -
                     (Monthly payments during the joint lifetime of two persons and continued during the lifetime of the survivor.) We will pay the amount retained, with interest, in equal monthly payments, as shown in the Option 5 Table for example. The monthly payment for other age or sex combinations will be furnished upon request.


                                 OPTION 5 TABLE
 -------------------------------------------------------------------------------
                         JOINT AND SURVIVOR LIFE INCOME
 -------------------------------------------------------------------------------
                            MONTHLY PAYMENTS FOR EACH
                            $1,000 OF AMOUNT RETAINED
 -------------------------------------------------------------------------------
                               AGE OF OTHER PAYEE*
 AGE                                 (FEMALE)
 OF
 ONE              15 YEARS       10 YEARS LESS        5 YEARS
PAYEE*           LESS THAN            THAN           LESS THAN          SAME AS
(MALE)              MALE          MALE PAYEE'S          MALE              MALE
                  PAYEE'S                             PAYEE'S           PAYEE'S
-------          ---------       -------------      ------------      ----------
  50               $2.98              $3.08            $3.19             $3.30
  55                3.10               3.23             3.36              3.51
  60                3.26               3.42             3.60              3.80
  65                3.45               3.67             3.91              4.18
  70                3.72               4.00             4.34              4.72

* Age nearest birthday.

OTHER                The proceeds will be paid in any other manner agreed to by
SETTLEMENT           us.
OPTIONS

CONDITIONS           Proceeds of less than $1,000 may not be applied under any
                     settlement option. We may change the payment frequency if payments under an option become less than $20.

                     A corporation may receive payments under a life income option only if the payments are based on the life of the Insured, or a surviving spouse or a dependant of the Insured.

                     If a settlement option is requested, we will prepare an agreement to be signed which will state the terms and conditions under which the payments will be made. This agreement will include a statement regarding the withdrawal value, if any, and to whom any remaining proceeds will be paid following the death of the person receiving the payments.

                     A beneficiary may select a settlement option only after the Insured's death. However, you may provide that the beneficiary will not be permitted to change the settlement option you have selected.

PROCEEDS EXEMPT      To the extent permitted by law, each option payment and any
FROM CLAIMS OF       withdrawal shall be free from legal process and the claim
CREDITORS            of any creditor of the person entitled to them.

RATE OF INTEREST     Options 1 through 5 are based on a guaranteed interest rate of 3.0% using the "1983 Table a" Mortality Table with projection.

                         SURRENDER CHARGES PER $1000 OF
                  INCREASES IN SPECIFIED AMOUNTS (MALE TOBACCO)


                                                  DURATION
   ATTAINED
      AGE           1        2         3         4         5         6        7         8         9         10
   --------       -----    -----     -----     -----     -----     -----    -----     -----     -----     ------
      18          19.00    18.05     17.10     16.15     15.20     14.25    13.30     12.35     11.40     10.45
      19          19.00    18.05     17.10     16.15     15.20     14.25    13.30     12.35     11.40     10.45

      20          20.00    19.00     18.00     17.00     16.00     15.00    14.00     13.00     12.00     11.00
      21          20.00    19.00     18.00     17.00     16.00     15.00    14.00     13.00     12.00     11.00
      22          20.00    19.00     18.00     17.00     16.00     15.00    14.00     13.00     12.00     11.00
      23          21.00    19.95     18.90     17.85     16.80     15.75    14.70     13.65     12.60     11.55
      24          21.00    19.95     18.90     17.85     16.80     15.75    14.70     13.65     12.60     11.55

      25          22.00    20.90     19.80     18.70     17.60     16.50    15.40     14.30     13.20     12.10
      26          22.00    20.90     19.80     18.70     17.60     16.50    15.40     14.30     13.20     12.10
      27          23.00    21.85     20.70     19.55     18.40     17.25    16.10     14.95     13.80     12.65
      28          23.00    21.85     20.70     19.55     18.40     17.25    16.10     14.95     13.80     12.65
      29          24.00    22.80     21.60     20.40     19.20     18.00    16.80     15.60     14.40     13.20

      30          24.00    22.80     21.60     20.40     19.20     18.00    16.80     15.60     14.40     13.20
      31          25.00    23.75     22.50     21.25     20.00     18.75    17.50     16.25     15.00     13.75
      32          26.00    24.70     23.40     22.10     20.80     19.50    18.20     16.90     15.60     14.30
      33          27.00    25.65     24.30     22.95     21.60     20.25    18.90     17.55     16.20     14.85
      34          27.00    25.65     24.30     22.95     21.60     20.25    18.90     17.55     16.20     14.85

      35          28.00    26.60     25.20     23.80     22.40     21.00    19.60     18.20     16.80     15.40
      36          29.00    27.55     26.10     24.65     23.20     21.75    20.30     18.85     17.40     15.95
      37          30.00    28.50     27.00     25.50     24.00     22.50    21.00     19.50     18.00     16.50
      38          31.00    29.45     27.90     26.35     24.80     23.25    21.70     20.15     18.60     17.05
      39          32.00    30.40     28.80     27.20     25.60     24.00    22.40     20.80     19.20     17.60

      40          33.00    31.35     29.70     28.05     26.40     24.75    23.10     21.45     19.80     18.15
      41          34.00    32.30     30.60     28.90     27.20     25.50    23.80     22.10     20.40     18.70
      42          35.00    33.25     31.50     29.75     28.00     26.25    24.00     22.75     21.00     19.25
      43          36.00    34.20     32.40     30.60     28.80     27.00    25.20     23.40     21.60     19.80
      44          38.00    36.10     34.20     32.30     30.40     28.50    26.60     24.70     22.80     20.90

      45          39.00    37.05     35.10     33.15     31.20     29.25    27.30     25.35     23.40     21.45
      46          41.00    38.95     36.90     34.85     32.80     30.75    28.70     26.65     24.60     22.55
      47          42.00    39.90     37.80     35.70     33.60     31.50    29.40     27.30     25.20     23.10
      48          44.00    41.80     39.60     37.40     35.20     33.00    30.80     28.60     26.40     24.20
      49          46.00    43.70     41.40     39.10     36.80     34.50    32.20     29.90     27.60     25.30


                       Years 11-20 are shown on page 21A.

                         SURRENDER CHARGES PER $1000 OF
                  INCREASES IN SPECIFIED AMOUNTS (MALE TOBACCO)


                                                  DURATION
   ATTAINED                                                                                                   20 &
      AGE          11        12        13        14        15       16        17        18        19       THEREAFTER
   --------      ------    ------    -----     -----     -----    -----     -----     -----     -----      ----------
      18           9.50     8.55      7.60      6.65      5.70     4.75      3.80      2.85      1.90         -0-
      19           9.50     8.55      7.60      6.65      5.70     4.75      3.80      2.85      1.90         -0-

      20          10.00     9.00      8.00      7.00      6.00     5.00      4.00      3.00      2.00         -0-
      21          10.00     9.00      8.00      7.00      6.00     5.00      4.00      3.00      2.00         -0-
      22          10.00     9.00      8.00      7.00      6.00     5.00      4.00      3.00      2.00         -0-
      23          10.50     9.45      8.40      7.35      6.30     5.25      4.20      3.15      2.10         -0-
      24          10.50     9.45      8.40      7.35      6.30     5.25      4.20      3.15      2.10         -0-

      25          11.00     9.90      8.80      7.70      6.60     5.50      4.40      3.30      2.20         -0-
      26          11.00     9.90      8.80      7.70      6.60     5.50      4.40      3.30      2.20         -0-
      27          11.50    10.35      9.20      8.05      6.90     5.75      4.60      3.45      2.30         -0-
      28          11.50    10.35      9.20      8.05      6.90     5.75      4.60      3.45      2.30         -0-
      29          12.00    10.80      9.60      8.40      7.20     6.00      4.80      3.60      2.40         -0-

      30          12.00    10.80      9.60      8.40      7.20     6.00      4.80      3.60      2.40         -0-
      31          12.50    11.25     10.00      8.75      7.50     6.25      5.00      3.75      2.50         -0-
      32          13.00    11.70     10.40      9.10      7.80     6.50      5.20      3.90      2.60         -0-
      33          13.50    12.15     10.80      9.45      8.10     6.75      5.40      4.05      2.70         -0-
      34          13.50    12.15     10.80      9.45      8.10     6.75      5.40      4.05      2.70         -0-

      35          14.00    12.60     11.20      9.80      8.40     7.00      5.60      4.20      2.80         -0-
      36          14.50    13.05     11.60     10.15      8.70     7.25      5.80      4.35      2.90         -0-
      37          15.00    13.50     12.00     10.50      9.00     7.50      6.00      4.50      3.00         -0-
      38          15.50    13.95     12.40     10.85      9.30     7.75      6.20      4.65      3.10         -0-
      39          16.00    14.40     12.80     11.20      9.60     8.00      6.40      4.80      3.20         -0-

      40          16.50    14.85     13.20     11.55      9.90     8.25      6.60      4.95      3.30         -0-
      41          17.00    15.30     13.60     11.90     10.20     8.50      6.80      5.10      3.40         -0-
      42          17.50    15.75     14.00     12.25     10.50     8.75      7.00      5.25      3.50         -0-
      43          18.00    16.20     14.40     12.60     10.80     9.00      7.20      5.40      3.60         -0-
      44          19.00    17.10     15.20     13.30     11.40     9.50      7.60      5.70      3.80         -0-

      45          19.50    17.55     15.60     13.65     11.70     9.75      7.80      5.85      3.90         -0-
      46          20.50    18.45     16.40     14.35     12.30     10.25     8.20      6.15      4.10         -0-
      47          21.00    18.90     16.80     14.70     12.60     10.50     8.40      6.30      4.20         -0-
      48          22.00    19.80     17.60     15.40     13.20     11.00     8.80      6.60      4.40         -0-
      49          23.00    20.70     18.40     16.10     13.80     11.50     9.20      6.90      4.60         -0-




                    Attained Ages 50-85 are shown on page 22.

                                    PAGE 21A

                         SURRENDER CHARGES PER $1000 OF
                  INCREASES IN SPECIFIED AMOUNTS (MALE TOBACCO)


                                                 DURATION
   ATTAINED
      AGE           1        2         3         4         5         6        7         8         9         10
   --------       -----    -----     -----     -----     -----     -----    -----     -----     -----     ------

      50          47.00    44.65     42.30     39.95     37.60     35.25    32.90     30.55     28.20     25.85
      51          49.00    46.55     44.10     41.65     39.20     36.75    34.30     31.85     29.40     26.95
      52          51.00    48.45     45.90     43.35     40.80     38.25    35.70     33.15     30.60     28.05
      53          53.00    50.35     47.70     45.05     42.40     39.75    37.10     34.45     31.80     29.15
      54          56.00    53.20     50.40     47.60     44.80     42.00    39.20     36.40     33.60     30.80

      55          58.00    55.10     52.20     49.30     46.40     43.50    40.60     37.70     34.80     31.90
      56          58.00    55.10     52.20     49.30     46.40     43.50    40.60     37.70     34.80     31.90
      57          58.00    55.10     52.20     49.30     46.40     43.50    40.60     37.70     34.80     31.90
      58          58.00    55.10     52.20     49.30     46.40     43.50    40.60     37.70     34.80     31.90
      59          58.00    55.10     52.20     49.30     46.40     43.50    40.60     37.70     34.80     31.90

      60          58.00    55.10     52.20     49.30     46.40     43.50    40.60     37.70     34.80     31.90
      61          57.00    54.15     51.30     48.45     45.60     42.75    39.90     37.05     34.20     31.35
      62          57.00    54.15     51.30     48.45     45.60     42.75    39.90     37.05     34.20     31.35
      63          57.00    54.15     51.30     48.45     45.60     42.75    39.90     37.05     34.20     31.35
      64          57.00    54.15     51.30     48.45     45.60     42.75    39.90     37.05     34.20     31.35

      65          57.00    54.15     51.30     48.45     45.60     42.75    39.90     37.05     34.20     31.35
      66          57.00    54.15     51.30     48.45     45.60     42.75    39.90     37.05     34.20     31.35
      67          57.00    54.15     51.30     48.45     45.60     42.75    39.90     37.05     34.20     31.35
      68          57.00    54.15     51.30     48.45     45.60     42.75    39.90     37.05     34.20     31.35
      69          57.00    54.15     51.30     48.45     45.60     42.75    39.90     37.05     34.20     31.35

      70          57.00    54.15     51.30     48.45     45.60     42.75    39.90     37.05     34.20     31.35
      71          57.00    54.15     51.30     48.45     45.60     42.75    39.90     37.05     34.20     31.35
      72          57.00    54.15     51.30     48.45     45.60     42.75    39.90     37.05     34.20     31.35
      73          57.00    54.15     51.30     48.45     45.60     42.75    39.90     37.05     34.20     31.35
      74          57.00    54.15     51.30     48.45     45.60     42.75    39.90     37.05     34.20     31.35

      75          57.00    54.15     51.30     48.45     45.60     42.75    39.90     37.05     34.20     31.35
      76          57.00    54.15     51.30     48.45     45.60     42.75    39.90     37.05     34.20     31.35
      77          57.00    54.15     51.30     48.45     45.60     42.75    39.90     37.05     34.20     31.35
      78          57.00    54.15     51.30     48.45     45.60     42.75    39.90     37.05     34.20     31.35
      79          57.00    54.15     51.30     48.45     45.60     42.75    39.90     37.05     34.20     31.35

      80          57.00    54.15     51.30     48.45     45.60     42.75    39.90     37.05     34.20     31.35
      81          57.00    54.15     51.30     48.45     45.60     42.75    39.90     37.05     34.20     31.35
      82          57.00    54.15     51.30     48.45     45.60     42.75    39.90     37.05     34.20     31.35
      83          52.00    49.40     46.80     44.20     41.60     39.00    36.40     33.80     31.20     28.60
      84          45.00    42.75     40.50     38.25     36.00     33.75    31.50     29.25     27.00     24.75

      85          40.00    38.00     36.00     34.00     32.00     30.00    28.00     26.00     24.00     22.00


                       Years 11-20 are shown on page 22A.

                         SURRENDER CHARGES PER $1000 OF
                  INCREASES IN SPECIFIED AMOUNTS (MALE TOBACCO)

                                                  DURATION
   ATTAINED                                                                                                   20 &
      AGE          11        12        13        14        15       16        17        18        19       THEREAFTER
      ---          --        --        --        --        --       --        --        --        --       ----------
      50          23.50    21.15     18.80     16.45     14.10     11.75     9.40      7.05      4.70         -0-
      51          24.50    22.05     19.60     17.15     14.70     12.25     9.80      7.35      4.90         -0-
      52          25.50    22.95     20.40     17.85     15.30     12.75    10.20      7.65      5.10         -0-
      53          26.50    23.85     21.20     18.55     15.90     13.25    10.60      7.95      5.30         -0-
      54          28.00    25.20     22.40     19.60     16.80     14.00    11.20      8.40      5.60         -0-

      55          29.00    26.10     23.20     20.30     17.40     14.50    11.60      8.70      5.80         -0-
      56          29.00    26.10     23.20     20.30     17.40     14.50    11.60      8.70      5.80         -0-
      57          29.00    26.10     23.20     20.30     17.40     14.50    11.60      8.70      5.80         -0-
      58          29.00    26.10     23.20     20.30     17.40     14.50    11.60      8.70      5.80         -0-
      59          29.00    26.10     23.20     20.30     17.40     14.50    11.60      8.70      5.80         -0-

      60          29.00    26.10     23.20     20.30     17.40     14.50    11.60      8.70      5.80         -0-
      61          28.50    25.65     22.80     19.95     17.10     14.25    11.40      8.55      5.70         -0-
      62          28.50    25.65     22.80     19.95     17.10     14.25    11.40      8.55      5.70         -0-
      63          28.50    25.65     22.80     19.95     17.10     14.25    11.40      8.55      5.70         -0-
      64          28.50    25.65     22.80     19.95     17.10     14.25    11.40      8.55      5.70         -0-

      65          28.50    25.65     22.80     19.95     17.10     14.25    11.40      8.55      5.70         -0-
      66          28.50    25.65     22.80     19.95     17.10     14.25    11.40      8.55      5.70         -0-
      67          28.50    25.65     22.80     19.95     17.10     14.25    11.40      8.55      5.70         -0-
      68          28.50    25.65     22.80     19.95     17.10     14.25    11.40      8.55      5.70         -0-
      69          28.50    25.65     22.80     19.95     17.10     14.25    11.40      8.55      5.70         -0-

      70          28.50    25.65     22.80     19.95     17.10     14.25    11.40      8.55      5.70         -0-
      71          28.50    25.65     22.80     19.95     17.10     14.25    11.40      8.55      5.70         -0-
      72          28.50    25.65     22.80     19.95     17.10     14.25    11.40      8.55      5.70         -0-
      73          28.50    25.65     22.80     19.95     17.10     14.25    11.40      8.55      5.70         -0-
      74          28.50    25.65     22.80     19.95     17.10     14.25    11.40      8.55      5.70         -0-

      75          28.50    25.65     22.80     19.95     17.10     14.25    11.40      8.55      5.70         -0-
      76          28.50    25.65     22.80     19.95     17.10     14.25    11.40      8.55      5.70         -0-
      77          28.50    25.65     22.80     19.95     17.10     14.25    11.40      8.55      5.70         -0-
      78          28.50    25.65     22.80     19.95     17.10     14.25    11.40      8.55      5.70         -0-
      79          28.50    25.65     22.80     19.95     17.10     14.25    11.40      8.55      5.70         -0-

      80          28.50    25.65     22.80     19.95     17.10     14.25    11.40      8.55      5.70         -0-
      81          28.50    25.65     22.80     19.95     17.10     14.25    11.40      8.55      0.00         -0-
      82          28.50    25.65     22.80     19.95     17.10     14.25    11.40      0.00      0.00         -0-
      83          26.00    23.40     20.80     18.20     15.60     13.00     0.00      0.00      0.00         -0-
      84          22.50    20.25     18.00     15.75     13.50     0.00      0.00      0.00      0.00         -0-

      85          20.00    18.00     16.00     14.00      0.00     0.00      0.00      0.00      0.00         -0-


                                    PAGE 22A

                       Part 8. SUMMARY OF POLICY BENEFITS

LIVING BENEFITS      Your policy has certain guaranteed values which are
                     available to you during your lifetime. These values consist of the cash surrender values or loan values. You may use these values:

                     - To provide supplemental income (see page 19).
                     - As collateral for a loan or as the basis for a policy
                       loan (see page 14).
                     - To continue some insurance protection if you cannot or do not wish to continue paying premiums (see pages 5 and 15).
                     - To obtain cash by surrendering your policy (see page 15).
                     - To obtain cash by partial withdrawal, (see page 7).

                     The available Cash Surrender Value of your policy is:

                                  -  The Policy Value (see page 11).
                     MINUS        -  The Surrender Charge, if any (see page 15).
                     MINUS        -  Any Indebtedness (see definition, page 2).

                     The available Loan Value of your policy is:

                     - 90% of the Cash Surrender Value, less six months of
                       Monthly Deductions (see page 15).

DEATH                The amount payable to the beneficiary is the total of the
PROCEEDS             following amounts determined on the date of the Insured's
                     death:

                     - The death benefit amount of this policy (see page 10).

                     PLUS         - Any additional insurance on the Insured's
                                    life provided by an extra benefit rider (see page 3).

                     MINUS        - Any Indebtedness (see definition, page 2).
                     MINUS        - Any Monthly Deductions due (see page 11).

EXTRA                The extra benefits, if any, listed on page 3 are fully
BENEFIT RIDERS       described in the extra benefit riders that are attached to this policy.

                               PART 9. YOUR RIGHTS

     During the Insured's lifetime and unless otherwise provided in this policy, you have the exclusive right to assign this policy, to receive every benefit and to exercise every right, privilege and option this policy grants or that we allow. Some of your rights are:

         - To change the owner or beneficiary. (Change of Owner and Beneficiary, page 5).
         - To transfer money between Accounts. (Transfers, page 8)
         - To withdraw cash. (Partial Withdrawals, page 7).
         - To surrender this policy.  (Nonforfeiture Options, page 15).
         - To stop premium payments but keep the policy in force. (Continuation of Coverage, page 6).
         - To change the frequency of premium payments. (Premiums, page 5).
         - To change the Specified Amount. (Increase or Decrease in The Specified Amount, page 10).
         - To change the Death Benefit Option. (Change in the Death Benefit Option, page 10).
         - To borrow on the life insurance base policy. (Policy Loans, page 14).
         - To reinstate the policy after lapse. (Reinstatement, page 6).
         - To receive policy benefits as income. (Settlement Options, pages 19, and 20).

     To exercise any of these rights, or to apply for the proceeds or any benefits under this policy, communicate with our nearest representative or directly with our home office. Please notify us promptly of any change of address.

                           PFL Life Insurance Company
     Home Office located at 4333 Edgewood Road NE, Cedar Rapids, Iowa 52499

                                [PFL LIFE LOGO]

                 Flexible Premium Variable Life Insurance Policy
                   Terminal Illness Accelerated Death Benefit
        Premiums Payable to Maturity Date or Until Prior Death of Insured
                   Proceeds Payable at Death or Maturity Date
                                Non-Participating
                    Some Benefits Reflect Investment Results

                     INDEX

                                                   Page
Annual Report.........................................7
Assignment............................................4
Basis Used for Calculations..........................15
Beneficiary...........................................5
Cash Surrender Value.................................15
Change of Owner or Beneficiary........................5
Change of Specified Amount...........................10
Continuation of Coverage..............................6
Contract..............................................4
Cost of Insurance....................................12
Death Benefit Options................................10
Definitions...........................................2
Exchange Privilege....................................7
Extended Maturity Date...............................13
Fixed Account Value..................................12
General Provisions....................................4
Grace Period..........................................6
Guaranteed Cost of Insurance Rates...................18
Illustrative Reports..................................5
Incontestability......................................4
Indebtedness..........................................2
Interest from Date of Death..........................11
Interest Rate........................................12

                                                   Page
Loan Values..........................................14
Loan Interest........................................14
Misstatement of Age or Sex............................5
Monthly Deduction....................................11
Nonforfeiture Options................................15
Non-participating.....................................5
Partial Withdrawals...................................7
Payment Intervals (Premiums)..........................5
Payment of Proceeds..................................19
Policy Loans.........................................14
Policy Value.........................................11
Policy Specifications.................................3
Premiums..............................................5
Reduced Paid-Up Insurance............................15
Reinstatement.........................................6
Separate Account......................................8
Settlement Options...................................19
Specified Amount.....................................10
Sub-Account Value....................................12
Suicide Exclusion.....................................4
Surrender Charge.....................................15
Terminal Illness Accelerated Death Benefit...........16
Transfers.............................................8
Unit Value............................................9


- Please examine your policy and the attached copy of the application carefully. Contact your agent if you desire additional service or information.

- If you change your address, please notify us at the home office giving your full name and policy number.

- Your policy is a valuable asset. For your own protection, let us advise you regarding any suggestion to terminate or exchange this policy.